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                                EXHIBIT NO. 23.2




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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Scientific Games Holdings Corp. 1996 Key Employee Stock Option Plan of our report dated January 26, 1996, with respect to the consolidated financial statements and schedule of Scientific Games Holdings Corp. Included in the Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.

                                             Ernst & Young LLP

                                             /s/ Ernst & Young LLP

June 10, 1996
Atlanta, Georgia